STRATEGIC AMERICAN OIL CORPORATION COMPLETES LEASING OF
OAKDALE NE FIELD

September 24, 2010; Corpus Christi, Texas; Strategic American Oil Corporation (OTCBB: SGCA; the “Company”) is pleased to announce it has completed leasing the Oakdale NE (Northeast) Prospect in the Illinois Basin. The Company has evaluated geologic and trend information, including surrounding well control and is enthusiastic about the potential. Currently the Company is developing its internal engineering report in an effort to establish plans to drill an offset well on the Oakdale NE acreage. This prospect was identified from geologic and historic well information provided, in part, by the state of Illinois State Geological Survey (ISGS).

The Oakdale NE Prospect is sitting to the northeast and on strike with the Oakdale North Field which is situated in an area of structural flattening of regional dip. Numerous fields, most being stratigraphic traps, produce around the Oakdale NE area. The stratigraphic setting at Oakdale North may be repeated under our prospect acreage. According to the ISGS, the original Oakdale North Field produced 761,000 barrels of oil.

The Oakdale NE Prospect is a part of a broader effort by the Company to create an exploration and development program with a mix of risk profiles, ranging from waterflood recovery projects, lower risk offset wells, step-out wells, and pinnacle reef targets. This portfolio of prospects will provide Strategic American Oil a relatively low cost/high reward portfolio of drilling locations in the heart of the oil-rich Illinois Basin.

President and CEO, Jeremy Driver stated, “The Oakdale NE prospect was identified and leased in-house. We are now in a position to establish development plans that will allow us to secure working interest partners to move the prospects toward the drilling stage. Initial evaluation of surrounding well control for this prospect shows tremendous promise and we look forward to developing it to its full potential.”

About Strategic American Oil
Strategic American Oil Corporation (OTCBB: SGCA - News) is a growth stage oil and natural gas exploration and production company with operations in Texas, Louisiana, and Illinois. The Company’s team of geologists, engineers, and executives leverage 3D seismic data and other proven exploration and production technologies to locate and produce oil and natural gas in new and underexplored areas. The Company seeks accretive acquisitions of production, reserves, or other companies that will provide significant growth potential. Further information can be found on the Company’s website at www.strategicamericanoil.com.

Corporate Offices:

600 Leopard Street, Suite 2015
Corpus Christi, Texas 78401
www.StrategicAmericanOil.com

Investor Relations:

Investor Awareness, Inc.
Tony Schor or James Foy, 847-945-2222
www.InvestorAwareness.com

Safe Harbor Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.